MARKETING AND DISTRIBUTION AGREEMENT

THIS MARKETING AND DISTRIBUTION AGREEMENT (the “Agreement”) dated this 13th day of November, 2009 is between MEDICAL ALARM CONCEPTS HOLDINGS Inc., a Nevada corporation whose address is 5215-C Militia Hill Road, Plymouth Meeting, PA 19462 (hereinafter referred to as "MEDICAL ALARM CONCEPTS") and Adex Media, Inc., a Delaware corporation, with its headquarters at 883 North Shoreline Blvd, Suite A-200, Mountain View, Ca. 94043 (hereinafter referred to as “ADEX").

WHEREAS MEDICAL ALARM CONCEPTS operates a medical alarm (personal emergency response system) business and provides Medical Alarm Equipment and Medical Alarm Monitoring Services (as hereinafter defined) to the public;

AND WHEREAS the parties have agreed that it would be mutually beneficial for MEDICAL ALARM CONCEPTS to offer and for ADEX to market and promote to customers of ADEX an opportunity to purchase/lease Medical Alarm Equipment and Medical Alarm Monitoring Services from MEDICAL ALARM CONCEPTS;

AND WHEREAS MEDICAL ALARM CONCEPTS and ADEX wish to enter into a Marketing Dealer Agreement setting out the terms and conditions of their agreement.

The Product is MEDICAL ALARM CONCEPTS' proprietary two-way medical communication system with two-way voice pendant, known as MediPendant™. The product is used in medical emergencies and consists of the Medical Alarm Equipment and Medical Alarm Monitoring Services package.

RESPONSIBILITIES OF MEDICAL ALARM CONCEPTS and ADEX:

ADEX agrees to reasonably utilize any and all of its infrastructure and various forms of media power to drive traffic and increase sales of the MediPendant™ through the Internet.

ADEX will provide MEDICAL ALARM CONCEPTS with, but not limited to:

- Management of online media
- Creation of online ads, landing pages, etc.
- Maximization of the marketing effort on a small, incremental basis, and build from there.
- Phone order taking and order entry directly into MEDICAL ALARM CONCEPTS online order system.
- Creation of incentive programs for ADEX sales personnel (for ‘upselling’ programs, etc.)
- Utilization of all forms of media to create visibility and drive sales.
- Back-up (credit card, fulfillment, customer service, etc) if it ever deems necessary.

MEDICAL ALARM CONCEPTS WILL provide ADEX with the following:

•	a $45 per success fee if the sale comes directly from ADEX, (already in existing contract)
•	a $25 per success fee if the lead comes directly from ADEX,
•	5% RMR share for all active ADEX-generated customers (already in existing contract)

MEDICAL ALARM CONCEPTS will also issue  ADEX as further consideration :

•	10%of fully diluted shares issued in the form of a warrant to purchase shares of MEDICAL ALARM CONCEPTS’ common stock (“Warrants”)
•	Exercise price $.02 per share
•	Lockup 6 month after vesting
•	Cashless exercise
•	Vesting 1\4 at execution of Agreement and the remaining 3/4 every 90 days over a period of 3 quarters.

Piggyback Registration Rights: Unless otherwise registered or saleable under Rule 144, whenever MEDICAL ALARM CONCEPTS proposes to register any of its common equity securities under the Securities Act of 1933 (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of MEDICAL ALARM CONCEPTS, MEDICAL ALARM CONCEPTS shall give prompt written notice  to ADEX of its intention to effect such a registration and, shall include in such registration all shares underlying the Warrant, unless otherwise limited pursuant to Rule 415.

LIMITATIONS OF LIABILITY.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE OR STRICT LIABILITY OR OTHERWISE), OR FOR INTERRUPTED COMMUNICATIONS, LOSS OF USE, LOST BUSINESS, LOST DATA OR LOST PROFITS (EVEN IF SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF ANY OF THE FOREGOING), ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.  UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR AN AMOUNT OF DAMAGES GREATER HE TOTAL FEES PAID BY MEDICAL ALARM CONCEPTS TO ADEX IN THE NINETY (90) DAYS PRIOR TO THE DATE ON WHICH ANY SUCH CLAIM AROSE.

INDEMNITY.  ADEX will indemnify, defend, and hold harmless MEDICAL ALARM CONCEPTS and its parents, subsidiaries, affiliates, and successors and each of their respective directors, officers, agents and employees from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever (including reasonable attorneys’ fees) arising out of or relating to ADEX’S breach of this Agreement. MEDICAL ALARM CONCEPTS will indemnify, defend, and hold harmless ADEX and its parents, subsidiaries, affiliates, and successors and each of their respective directors, officers, agents and employees from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever (including reasonable attorneys’ fees) arising out of or relating to MEDICAL ALARM CONCEPTS’ breach of this Agreement.

CONFIDENTIALITY.  “Confidential Information” shall mean any and all oral or written information whether or not marked or identified as confidential, and any and all technical and business data or information, that is provided by one party to the other.  Neither ADEX nor MEDICAL ALARM CONCEPTS shall disclose or use the other party's Confidential Information for any purpose other than the purposes contemplated by this Agreement, unless such disclosure or use is allowed by written permission of the other party.   Notwithstanding any other provisions hereof, either party may disclose the other party's Confidential Information to the extent required by applicable law, but only after three (3) days prior written notification to the other party of such required disclosure. Upon termination, cancellation or expiration of this Agreement for any reason, or upon request by either party, all Confidential Information of the requesting party, together with any copies thereof, shall be returned to that party or certified destroyed.  ADEX’S Confidential Information shall remain the property of ADEX, and MEDICAL ALARM CONCEPTS’ Confidential Information shall remain the property of MEDICAL ALARM CONCEPTS.

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REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that: (i) it has the full corporate or organizational right, power, and authority to enter into the Agreement and to perform the acts required of it; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound, or any applicable federal, state or municipal law or regulation to which it is subject, and it is fully compliant with applicable privacy laws; and (iii) this Agreement constitutes a valid and binding agreement enforceable in accordance with its terms. MEDICAL ALARM CONCEPTS further represents and warrants that no part of its Medical Alarm Equipment, Medical Alarm Monitoring Services and/or MediPendant™: (a) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (b) violate any law, statute, ordinance or regulation.

MISCELLANEOUS. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement.  This Agreement may be executed in counterparts (including facsimile), each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.  This Agreement sets forth the entire agreement of the parties and supersedes any and all prior oral or written agreements or understandings between the parties as to the subject matter hereof.  Only a writing signed by both parties may change this Agreement.

GOVERNING LAW - This Agreement shall be governed by and construed in accordance with the laws of the state where the defending party maintains its principal place of business without giving effect to principles of conflicts law.

IN WITNESS WHEREOF the parties have duly executed this Agreement as at the date and year first above written.

MEDICAL ALARM CONCEPTS HOLDINGS, INC.

By
Howard Teicher, CEO

ADEX MEDIA, INC.

By
Scott Rewick, CEO

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